UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2022

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Pawtucket Boulevard West, Suite 280
Lowell, Massachusetts 01854
(Address of principal executive offices) (Zip Code)

978-349-3200
(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Rapid Micro Biosystems, Inc. (the “Company”) held its annual meeting of stockholders on May 23, 2022 (the “Annual Meeting”), at which a quorum was present. There were two items of business acted upon by the stockholders. There were 36,386,948 shares of the Company’s Class A common stock eligible to vote, and 33,021,298 shares present in person or by proxy at the Annual Meeting. The following is a summary of the matters voted on at the Annual Meeting:

1.	The Company’s stockholders elected David Hirsch, M.D., Ph.D. and Inese Lowenstein as Class I Directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until such director’s earlier death, resignation or removal.

The results of the stockholders’ vote with respect to the election of such Class I Directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David Hirsch, M.D., Ph.D.	26,845,495	4,124,137	2,051,666
Inese Lowenstein	30,953,472	16,160	2,051,666

2.	The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
33,021,093	99	106	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: May 26, 2022	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer